Exhibit 10.25
Real Estate Market Information System and Project Consulting Services
Strategic Cooperation Agreement
This Real Estate Market Information System and Project Consulting Services Strategic Cooperation Agreement (this “Agreement”) is dated as of                      , by and between the following two parties in Guangzhou, China:
Party A: Evergrande Real Estate Group Co., Ltd. (“Evergrande”)
Representative: Mr. Xu Jiayin
Party B: Shanghai CRIC Information Technology Co., Ltd. (“CRIC”)
Representative: Mr. Zhou Xin
Whereas:
A. As one of the top ten real estate companies, Evergrande is a leading modern, large and comprehensive real estate developer in China. On the basis of good faith and motivated by innovation, Evergrande focuses on its top quality strategy and establishment of international brand. Evergrande currently owns development projects in more than twenty major cities such as Guangzhou, Tianjin, Shenyang, Wuhan, Kunming, Chengdu, Chongqing, and Nanjing. Due to rapid expansion of market, it is necessary for Evergrande to have a better understanding of different markets, make a more thorough analysis of competitors and know the consumption level in the market where project is located, so as to make more reasonable market positioning of its products. In this regard, Evergrande intends to seek a first-class real estate consulting company for the provision of professional market information system on real estate project and market consulting services including daily market research, analysis and product positioning.
B. Shanghai CRIC Information Technology Co., Ltd. is a high-tech company engaged in developing real estate information technology system and providing real estate project consulting services. CRIC builds its basic business model by providing B2B service integratings China’s real estate information . Based on its real estate mass information database, CRIC provides its services to a variety of clients including real estate upstream and downstream companies such as developers, investors, fund managers, financial institutions and evaluation organizations. The services provided by CRIC ranges from information integration and inquiry, research and analysis, decision making consulting to other derivative services. With its unique information technology ability, CRIC has provided information system and market consulting services on multiple real estate projects for a variety of famous Chinese real estate development companies and has become a leading company in real estate decision making consulting sector.
C. Based on the principle of cooperation between the strongers, supplementing each other’s advantages, sharing resources and mutual development, Party A intends to engage Party B to provide exclusive information system and market consulting services for all the real estate project companies controlled by or related to Party A, Party B will, based on its real estate information service platform in all major cities of China, provide information system and market consulting services for all real estate projects.
NOW, THEREFORE, based on the principle of equality, mutual benefit, honesty and good faith, and after friendly negotiation, both Parties agree to this framework agreement as follows:
     Section 1. Cooperation Methods
          1.1 Party A agrees to engage Party B to provide exclusive information system and project market consulting services to all the real estate project companies controlled by or affiliated to Party A (“Project Companies”). Names and profile of Project Companies are listed in Attachment 1.
          1.2 Party A will arrange a separate Real Estate Market Information System and Project Market Consulting Service Agreement (“Project Agreement”) to be executed between Project Companies and Party B. All Project Agreements shall include all definitive terms and conditions of this Agreement and be irrevocable within its term upon execution.
          1.3 Both parties acknowledge that the term of all Project Agreements is twelve months (“Service Term”) from the date thereof. The Service term may be extended upon separate agreement by the Parties in writing within one month prior to its expiration.
     Section 2. Content of Service
          2.1 After execution of the Project Agreement, Party B is obliged to provide market information system and market consulting services to all real estate projects developed by all Project Companies according to the provisions of Project Agreement, including:
(a)	Installing database system in the current developed city;

(b)	Analyzing project competitiveness; and

(c)	Tracking the trend of the market in which the project is located.
          2.2 After execution of the Project Agreement, Party B is obliged to submit a monthly project market analysis report to respective Project Companies (“Monthly Report”) as provided under Project Agreement. Party A shall pay the information service fee promptly upon its receipt of the Monthly Report.
     Section 3. Information Service Fee and Payment
          3.1 Party A is obliged to urge all Project Companies to pay information service fee according to contract. if Project Companies fail to make payment when due and payable, Party A and Project Companies shall be liable to a late payment penalty at an amount equal to 0.5% of the amount due and payable to Party B on daily basis, until full payment of such information service fee overdue from Party A. Party A undertakes to provide irrevocable joint and several guaranty to Party B with regard to the payment of information service fee and any late payment penalty thereof, if any.
     Section 4. Contract Performance
          4.1 Both Parties confirm that considering Party B has completed installation of China urban real estate database system for Party A and Project Companies, as well as its survey in the city where each Project Company is located and on all the development projects, Party A and Party B shall perform this Agreement strictly. Party A undertakes not to cancel or terminate any Project Agreement during the Service Term. If Party A and any Project Company unilaterally intend to cancel or terminate the Project Agreement, they should pay to Party B in lump sum the information service fee to be due and payable within the Service Term in full.
     Section 5. Usage of Company Brand
          5.1 Both parties agree that after execution of this Agreement and all the service agreements, on the condition that both parties shall protect the brand reputation of the other party from being harmed, both parties and their controlled Project Companies and Party B may use the company name of the other party in connection with any promotional activity necessary to perform this Agreement and all the service agreements.
     Section 6. Miscellaneous
          6.1 Any dispute arising out of or relating to this Agreement within the contract term shall first be solved through negotiation by both parties. If negotiation fails, both parties agree to settle the disputes through litigation according to the law of People’s Republic of China.

          6.2 Anything not included herein shall be agreed upon by both parties upon execution of supplemental agreements which will take effective upon signature thereof and shall be equally authentic with this Agreement.
          6.3 Attachments to this Agreement shall constitute an integral part of this Agreement and have the same effect with this Agreement.
          6.4 Both parties are obliged to keep strict confidentiality of the terms and conditions under this Agreement and to cause their respective Project Companies to conform to the confidentiality obligation.
          6.5 If any term of this Agreement is invalid by any law or upon any force majeur event, the legality, effectiveness and enforceability of the remainder of this Agreement shall not be affected.
          6.6 This Agreement is bound, protected and interpreted according to the laws of the People’s Republic of China. Service Agreement signed between Party A’s Project Companies and Party B according to this Agreement is similarly bound, protected and interpreted according to the laws of the People’s Republic of China.
          6.7 This Agreement shall take effect upon execution and is executed in four counterparts, two of each shall be held by each party.
          Attachment 1: List of Evergrande Real Estate Projects
          Attachment 2: Real Estate Market Information System and Project Market Consulting Service Agreement

Party A (Seal): Evergrande Real Estate Group Co., Ltd.

/s/ Jiayin Xu
Authorized Representative Signature
Date:
Party B: Shanghai CRIC Information Technology Co., Ltd.

/s/ Xin Zhou
Authorized Representative Signature
Date:

Attachment 1: List of Evergrande Real Estate Projects

City	Name of the Contract	Total Amount	Invoicee (Company Name)
Shenyang	Shenyang “Evergrande City” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Xinyuan (Shenyang) Real Estate Co., Ltd.

	Shengyang “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Changji (Shenyang) Real Estate Co., Ltd.

Tianjin	Tianjin “Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Tianjin Ji County Co., Ltd.

Wuhan	Wuhan “Evergrande Palace” Project Information System and Market Consulting Service Agreement	5,400,000.00	Wuhan Dong Hu Evergrande Real Estate Development Co., Ltd.

	Wuhan “Evergrande City” Project Information System and Market Consulting Service Agreement	5,400,000.00	Hubei Yi Qing Ya Zhu Real Estate Development Co., Ltd.

	Wuhan “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Wuhan Jin Bi Oasis Real Estate Development Co., Ltd.

	E’Zhou “Evergrande Oasis” Project Information System and Market Consulting Service	5,400,000.00	E’Zhou Evergrande Real Estate Development Co.,

City	Name of the Contract	Total Amount	Invoicee (Company Name)
	Agreement		Ltd.

Changsha	Changsha “Evergrande Palace” Project Information System and Market Consulting Service Agreement	5,400,000.00	Hunan Xiong Zhen Investment Co., Ltd.

	Changsha “Wang Cheng” Project Information System and Market Consulting Service Agreement	5,400,000.00	Hunan Shengji Real Estate Co., Ltd.

Zhengzhou	Zhengzhou “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Henan Software Park Industrial Development Co., Ltd.

Luoyang	Luoyang “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Luoyang Co., Ltd.

Xi’an	Xi’an “Evergrande Metropolis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Xi’an Qi Yun Real Estate Co., Ltd.

	Xi’an “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Xi’an Qu Jiang Investment Construction Co., Ltd.

Taiyuan	Taiyuan “Evergrade Oasis” Project Information System and Market Consulting Service	5,400,000.00	Evergrande Real Estate Group Taiyuan Co., Ltd.

City	Name of the Contract	Total Amount	Invoicee (Company Name)
	Agreement

Chengdu	Pengyou County “Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Xin Feng (Pengyou) Real Estate Co., Ltd.

	Chengdu “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Chengdu Evergrande Yin He Xin Cheng Real Estate Co., Ltd.

	Chengdu “Evergrande City” Project Information System and Market Consulting Service Agreement	5,400,000.00	Chengdu Wenjiang Xin Jin Kang Real Estate Co., Ltd.

Chongqing	Chongqing “Evergrande Palace” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Chongqing Co., Ltd.

	Chongqing “Evergrande City” Project Information System and Market Consulting Service Agreement	5,400,000.00	Chongqing Evergrande Ji Yu Real Estate Co., Ltd.

	Chongqing “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Chongqing Co., Ltd.

	“Evergrande Metropolis” Project Information System and Market	5,400,000.00	Evergrande Real Estate

City	Name of the Contract	Total Amount	Invoicee (Company Name)
	Consulting Service Agreement		Group Chongqing Co., Ltd.

	Jiangjin “Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Jiang Jin Co., Ltd.

Kunming	An Ning “Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Xin Yuan (Kunming) Real Estate Co., Ltd.

Guiyang	Guiyang “White Cloud” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Guiyang Co., Ltd.

Nanjing	Nanjing “Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Nanjing Evergrande Fu Feng Real Estate Co., Ltd.

	Nanjing “Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Nanjing Han Dian Real Estate Development Co., Ltd.

Hefei	Hefei “Evergrande Palace” Project Information System and Market Consulting Service Agreement	5,400,000.00	Hefei Qi Jia Real Estate Co., Ltd.

Baotou	Baotou “Evergrande Palace ” Project Information System and Market Consulting Service	5,400,000.00	Evergrande Real Estate Group Baotou Co., Ltd.

City	Name of the Contract	Total Amount	Invoicee (Company Name)
	Agreement

Nanning	Nanning “Silver Elephant” Project Information System and Market Consulting Service Agreement	5,400,000.00	Nanning Silver Elephant Real Estate Development Co., Ltd.

Guangdong	“Evergrande Oasis” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Co., Ltd.

	“Jinbi New City” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Co., Ltd.

	“Jinbi Century Garden” Project Information System and Market Consulting Service Agreement	5,400,000.00	Guangzhou Jun Hui Real Estate Development Co., Ltd.

	“Jinbi Junhong Garden” Project Information System and Market Consulting Service Agreement	5,400,000.00	Guangzhou Jun Hong Real Estate Development Co., Ltd.

	“Evergrande Royal Scenic Peninsula” Project Information System and Market Consulting Service Agreement	5,400,000.00	Foshan Nanhai Xin Zhong Jian Real Estate Development Co., Ltd.

	“Jinbi Garden” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Real Estate Group Co., Ltd.

	“Jinbi Mountains & Rivers City” Project Information System and	5,400,000.00	Guangzhou Evergrande (Zengcheng) Real Estate

City	Name of the Contract	Total Amount	Invoicee (Company Name)
	Market Consulting Service Agreement		Development Co., Ltd.

	“Evergrande Splendor” Project Information System and Market Consulting Service Agreement	5,400,000.00	Evergrande Shengning (Qingxin) Real Estate Co., Ltd.

Total		200,000,000.00

Attachment 2
Real Estate Market Information System and Project Market Consulting Services Agreement
This Real Estate Market Information System and Project Market Consulting Services Agreement (this “Agreement”) is dated as of                      , by and between the following two parties in                      , China:
Engaging Party: Evergrande Real Estate Group Co., Ltd. (“Party A”)
Representative:
Engaged Party: Shanghai CRIC Information Technology Co., Ltd. (“Party B”)
Representative: Mr. Zhouxin
NOW, THEREFORE, on the basis of equality, free will and negotiation, and according to the laws of the People’s Republic of China, both Parties agree to this Agreement as follows:
     Section 1. Engagement and Project under Engagement
          1.1 Party A engages Party B to provide real estate market information system and market consulting services for                       project developed by Party A (located at                      , the “Project”) as well as provide strategic advice for the Project’s development.
          1.2 Party B agrees to provide and install “CRIC Real Estate Consulting and Decision Making System” in such cities and districts where the Project is located.
          1.3 Party A and Party B agree that subject to the terms and conditions of this Agreement, Party B shall provide relevant information consulting services to Party A, and Party A shall pay service fee for such services provided by Party B.

     Section 2. Content and Term of Service
          2.1 The effective service term of this Agreement is twelve (12) months (the “Service Term”) since the date hereof. The Service term may be extended upon separate agreement by the Parties in writing within one month prior to its expiration
          2.2 During the Service Term, Party B shall provide information services including the data base system of the Project, market trend and competitiveness, the details of which are set forth in the attachment.
          2.3 During the Service Term, Party B shall provide to Party A a monthly market analysis report (the “Monthly Report”) which contains all the work products of Party B as of the reporting date and shall be submitted to Party A in hard and soft copy.
          2.4 The Monthly Report shall be submitted before the tenth day of each month, and twelve (12) Monthly Reports shall be submitted within the Service Term.
          2.5 After submitting the Monthly Report and its soft copy by Party B to Party A, Party A shall confirm by writing. If Party A raises query or supplemental comment to the content of a Monthly Report, Party B shall make corresponding supplement or amendment in the next Monthly Report.
          2.6 During the Service Term, if Party A requires or Party B deems necessary, both parties shall hold a working meeting to check the performance status of consulting services and to consider relevant issues, the venue of which meeting shall be negotiated by both parties.
     Section 3. Service Fee and Payment Method
          3.1 Both parties confirm that the total service fee payable by Party B to Party A shall be RMB                     , which shall include any and all fees and expenses necessarily or possibly incurred in connection with performance of Party B’s service, such as travel expenses, office related expenses and taxes. Any additional fee and expense possibly arising from performance of any special service beyond the service scope of this Agreement at the request of Party A shall be subject to separate agreement of Party A and Party B.
          3.2 The payment method is as follows:
               (a) The total amount shall be payable in twelve (12) installments;

                (b) Party A shall pay RMB                       to Party B on the fifteenth day of each month;
               (c) After receiving the service fee paid by Party A, Party B shall issue relevant invoices.
     Section 4. Rights and Obligations of Part A
          4.1 Subject to the protection of Party A’s confidential information, Party A is obliged to provide basic materials of the Project.
          4.2 Any plan, design and deliverable submitted by Party B shall be promptly acknowledged by Party A.
          4.3 During the Service Term, Party A shall designate personnel responsible to communicate with Party B, and all the requirements from Party A shall be communicated to Party B through such personnel.
          4.4 Party A is entitled to amend and examine all the service products submitted by Party B.
          4.5 Party A is obliged to pay the service fee to Party B in time and in full. If Party A fails to make payment when due and payable, Party A shall be liable to a late payment penalty at an amount equal to 0.5% of the overdue amount on daily basis, until full payment of such service fee overdue from Party A and any late payment penalty thereof .
          4.6 Party A confirms not to cancel or terminate this Agreement within the Service Term. If Party A unilaterally cancels or terminates this Agreement, Party A shall pay in one lump sum the service fee to be due and payable under this Agreement to Party B.
     Section 5. Rights and Obligations of Party B
          5.1 Party B should form a special research team to smoothly perform this Project, members of which team shall have professional real estate research abilities and experience, and Party B shall replace any professional deemed inappropriate by Party A immediately and warant the continuity and smoothness of the work.

          5.2 Party B should keep close contact with Party A and actively cooperate with Party A with regard to the progress and other reasonable requirements proposed by Party A related to performance of this Agreement.
          5.3 Party B shall complete all the work contemplated under this market information system service and market consulting information service effective and in a timely fashion, and submit the service products in time.
          5.4 Party B shall adhere to the principles of integrity and care during its investigation and research and shall ensure that all the service products and market research materials submitted are authentic and reliable, without violating the legal rights of any third party.
          5.5 Participation from any third party as required by Party B in its research and study shall be subject to consent of Party A in writing. Any deliverable from such third party in connection with the research and study of Party B will be owned by Party A.
          5.6 Party B is entitled to obtain service fee from Party A in time and in full according this Agreement.
     Section 6. Confidentiality
          6.1 The ownership (including possession, usage, disposition and benefit right) and copyright of all the texts and images delivered by Party B in connection with the research and study of project shall be owned by Party A upon Party A’s confirmation for its usage. Such deliverable is subject to sole discretion of Party A.
          6.2 Party B shall keep the materials and research contents specifically related to the Project in the prophase research result submitted by Party A in confidence and refrain from using it n connection with relevant businesses of other companies without consent of party A. The confidentiality term will survive for a period of twelve (12) months after the expiration of the Service Term.
     Section 7. Miscellaneous
          7.1 Anything not included herein shall be agreed upon by both parties upon execution of supplemental agreements which take effective upon signature thereof and shall be equally authentic with this Agreement.

          7.2 Any dispute arising out of or relating to this Agreement within the contract term shall first be solved through negotiation by both parties. If negotiation fails, both parties agree to settle the disputes through litigation according to the law of People’s Republic of China.
          7.3 Attachments to this Agreement shall constitute an integral part of this Agreement and enjoy the same legal validity as this Agreement.
          7.4 This Agreement shall take effect upon execution and is executed in four counterparts, two of each shall be held by each party.

Party A (Seal):

Authorized Representative Signature

Date:

Party B:

Authorized Representative Signature

Date:

Attachment: Market Information System and Project Market Consulting Services Content
1.	Urban real estate data base system service:
•	Having completed installation of CRIC urban system in E-house and provided five portals/cities;

•	Update the statistics of the installed real estate data base.
2.	Project market trend:
•	Urban economic level, real estate development status, overall market analysis;

•	Regional market analysis, competitive market analysis;

•	Track and analyze competitive case.
3.	Project competitiveness analysis:
•	Project market analysis;

•	Project SWOT analysis;

•	Market position suggestion, product position suggestion, client position suggestion, rent and sales price position suggestion, etc.

Joint and Several Liability Guarantee Letter
Evergrande Real Estate Group Co., Ltd., signatory to this Joint and Several Liability Guarantee Letter (this “Letter”), according to the Real Estate Market Information System and Project Market Consulting Service Agreement (the “Project Agreement”) entered into between                       Co, Ltd. (collectively referred to as “Project Companies”) and Shanghai CRIC Information Technology Co., Ltd. (“IT Company”) dated as of                      , hereby undertakes and guarantees to the IT Company as follows:
1. The Project Companies are duly established, validly existing, has full legal personality, duly empowered to enter into and perform the obligations under the Project Agreement.
2. The Project Companies have obtained all the licenses required for its due establishment, the licenses remain valid and no cancellation, termination or refusal to renew the licenses has occurred nor relevant authorized notice from the government has been received. Project Companies have relevant land ownership as described under the Project Agreements and the use rights for state owned lands.
3. Project Companies have been and are operating according to the law and have never violated civil, criminal or administrative law, never violated any legally binding agreement, undertaking or other document, never violated any laws, regulations or regulatory documents.
4. If Project Companies violate any undertaking or warranty under the Project Agreements or this Letter, for all the losses incurred by the IT Company, the signatory to this Letter shall assume joint and several liability to the IT Company, including making payment to IT Company on behalf of the Project Companies in order to completely and fully compensate the IT Company for its relevant losses.
This Letter is entered into dated as of                      , by:
Guarantor: /s/ Evergrande Real Estate Group Co., Ltd.
Representative: